Exhibit 5.2

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

June 20, 2018

Therapix Biosciences Ltd.

HaShahar Tower, 16th Floor

Givatayim 5320047, Israel

Ladies and Gentlemen:

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. special counsel to Therapix Biosciences Ltd., an Israeli company organized under the laws of the State of Israel (the “Company”), in connection with the filing of a registration statement on Form F-3 (the “Registration Statement”) to be filed under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of: (i) the Company’s American Depositary Shares (the “ADSs”), each representing forty (40) ordinary shares, par value NIS 0.1 per share, of the Company (the “Ordinary Shares” or “Shares”); (ii) Ordinary Shares; (iii) debt securities in one or more series (“Debt Securities”); (iv) rights to purchase any of the Company’s securities or any combination thereof (“Rights”); (v) warrants to purchase ADSs or Ordinary Shares (“Warrants”); and (vi) units consisting of ADSs, Ordinary Shares, Debt Securities, Rights, Warrants or any combination of such securities (“Units”) (together, the “Securities”).

For purposes of this opinion letter, we have assumed that the Debt Securities will be either senior debt securities or subordinated debt securities and will be issued pursuant to a senior debt indenture or a subordinated debt indenture, respectively (collectively, the “Indentures”), forms of which will be filed as exhibits to the Registration Statement. We have reviewed such documents and made such examination of matters of fact and questions of law as we have considered appropriate for purposes of this letter.

The Warrants are to be issued from time to time pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement.

The Units are to be issued from time to time pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company, one or more institutions, as unit agents (each, a “Unit Agent”), each to be identified in the applicable Unit Agreement, and the holders from time to time of the Units.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement, substantially in the form in which it was transmitted to the Commission.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

We have also assumed (a) that each of the Securities and each applicable agreement pursuant to which such Securities will be issued will be duly authorized, executed and delivered by the parties thereto in accordance with applicable law, consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement and in accordance with the Company’s articles of incorporation, (b) that each of the Securities will be validly issued, fully paid and nonassessable (to the extent applicable), (c) that each of the ADSs, Debt Securities, the Indentures, the Warrants, the Rights and the Units will constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the ADSs, Debt Securities, the Indentures, the Warrants, the Rights and the Units as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

June 20, 2018

We have also assumed that the Registration Statement will be effective under the Securities Act before any Securities are sold pursuant thereto and that the Indenture will be qualified under the Trust Indenture Act of 1939, as amended, and that the Trustee will be qualified pursuant to the Form T-1 being filed by the Trustee on the date hereof.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. Assuming the Deposit Agreement has been duly authorized, executed and delivered by the parties thereto, when ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be validly issued and will entitle the holders thereof to the rights specified therein.

2. Assuming the Indentures have been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indentures and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indentures and any applicable underwriting or other agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When the Warrants have been duly authorized by the Company, the applicable warrant agreement and the applicable warrant certificates have been duly issued and delivered by the Company as described in the Registration Statement and any prospectus supplement relating thereto, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the Rights have been duly authorized by the Company, the applicable rights agreement and the applicable rights certificates have been duly issued and delivered by the Company as described in the Registration Statement and any prospectus supplement relating thereto, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

June 20, 2018

5. When the Units have been duly authorized by the Company, all corporate action on the part of the Company has been taken to authorize and execute and deliver or issue the securities underlying such Units, and any applicable unit agreement has been duly authorized, executed and delivered, such unit agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof. With respect to the laws of the State of Israel, we understand that you are relying upon the opinion, dated the date hereof, of Horn & Co. – Law Offices, counsel to the Company in Israel, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such law as contained in such opinion of Horn & Co. – Law Offices. We express no opinion herein regarding the validity or issuance of the Ordinary Shares, Warrants, Subscription Rights or Units, which matters are being addressed in such opinion of Horn & Co. – Law Offices.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.2 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington